Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

CSI Acquisition

The Company closed the Asset Purchase Agreement pursuant to which, the Company agreed to purchase, assume and accept from CSI all of the rights, title and interests used in, to and under certain assets, including CSI’s customer contracts, trademarks, and other intellectual property. The transaction closed on May 20, 2025.

The Company acquired the transferred assets for an aggregate purchase price consisting of  (i) an exclusivity payment fee of $1,000,000, (ii) a breakup fee of $1,000,000, (iii) an amount in cash equal to $5,000,000, (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted common stock, with a fair value based on the closing stock price from May 20, 2025 of $0.97 per share, (v) $5,000,000 million payable in the form of the Third Convertible Note (as defined below) which is due on the second anniversary after closing and pays interest to CSI on the aggregate unconverted and then outstanding principal amount of the Third Convertible Note at the rate of ten percent (10%) per annum, and if the Third Convertible Note has not been satisfied in full within three (3) months after the closing date, then at CSI’s option, it shall be convertible to common stock of the Company, in increments of $500,000, at a price of $1.14 per share, (vi) $5,000,000 payable in the form of the First Convertible Note (as defined below) issued by the Company to CSI, due the second anniversary after closing, (vii) $5,000,000 payable in the form of the Second Convertible Note issued by the Company to CSI, due the second anniversary after closing, (viii) $500,000 for the reimbursement of fees incurred by CSI due to the CSI Acquisition, and (ix) the assumption of the transferred liabilities as they relate to the transferred assets. The Company will only assume the transferred liabilities, if any. The exclusivity payment fee was non-refundable and was paid to CSI within six business days after the date of the Asset Purchase Agreement. The breakup fee was released from the escrow account on February 27, 2025.

The Asset Purchase Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations, including, without limitation, certain third-party consents and agreements.

The securities issued in the CSI Acquisition will be issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act, and Rule 506 promulgated under Regulation D of the Securities Act.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is included as exhibit 2.1 to our current report on Form 8-K filed with the SEC on December 26, 2024 (the amendment to which is included as exhibit 2.1 to our current report on Form 8-K filed with the SEC on January 6, 2025, the second amendment to which is included as exhibit 2.1 to our current report on Form 8-K filed with the SEC on February 28, 2025, and the third amendment to which is included as exhibit 2.1 to our current report on Form 8-K filed with the SEC on April 2, 2025).

2025 Notes

On March 31, 2025, the Company, entered into the Securities Purchase Agreement (the “Purchase Agreement”) with the investors (“Investors”), pursuant to which the Investors agreed to purchase from the Company (a) in a registered direct offering the Initial April Notes for an aggregate purchase price of $5,000,000 and having an aggregate principal amount of $5,555,555 (the “Initial April Notes”), and the Additional Notes for an aggregate purchase price of $10,000,000 and having an aggregate principal amount of $11,111,111 (the “Additional Notes”) upon satisfaction of certain closing conditions applicable to the Initial April Notes and Additional Notes, respectively and (b) in a concurrent private placement, the common stock purchase warrants (the “Warrants”) to purchase up to 19,346,101 shares of common stock, of which the initial April warrants to purchase up to 6,448,700 shares of common stock will be issued in connection with the issuance of the Initial April Notes (the “Initial April Warrants”) and additional warrants to purchase up to 12,897,401 shares of common stock will be issued in connection with the issuance of the Additional Notes (the “Additional Warrants”) (collectively, the 2025 Financing”).

The initial April closing of the Initial April Notes and Initial April Warrants took place on April 2, 2025 (the “Initial April Closing”). The additional closing of the Additional Notes and Additional  Warrants closed on May 19, 2025 (the “Additional Closing”).

The Initial April Notes and the Additional Notes (together, the “Notes”) carry a 10% original issue discount, and mature 18 months from the date of issuance. No interest accrues during the term of the Notes, unless an event of default occurs, in which case interest will accrue at a rate of 12% per annum. The obligations under these Notes rank senior to all other existing indebtedness and equity of the Company. The Notes are convertible into shares of the Company’s common stock at any time beginning on the date of issuance at the option of the holders thereof, in whole or in part, into such number of shares of common stock (the “Conversion Shares”) at an initial conversion price equal to $1.00 per share (the “Conversion Price”). Alternatively, the Notes are convertible at a price (the “Alternate Conversion Price”) equal to the greater of (x) the Floor Price (as defined below) and (y) 90% of the lowest volume weighted adjusted price of the shares of common stock (the “VWAP”) in the ten (10) trading days prior to the applicable conversion date (“Alternate Conversions”).

The conversion price of the Notes is subject to a floor price of $0.1794 (the “Floor Price”).

Pro forma information

The following unaudited pro forma condensed consolidated financial statements are based on the Company’s audited historical consolidated financial statements as of December 31, 2024 and the unaudited historical condensed financial statements as of March 31, 2025. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 gives effect to these transactions as of that date. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2025 and the consolidated statement of operations for the year ended December 31, 2024 give effect to these transactions as if it occurred at the beginning of such period.

The unaudited pro forma consolidated financial statements should be read together with the Company’s audited historical financial statements, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 31, 2025 and the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2025, which was filed with the SEC on May 14, 2025.

The unaudited pro forma consolidated financial information is provided for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the CSI Acquisition closed on the dates indicated and should not be taken as representative of our future consolidated results of operations or financial position.

The pro forma adjustments related to the Asset Purchase Agreement, the closed asset purchase pursuant to that certain asset purchase agreement by and between the Company and Data Vault Holdings Inc., a Delaware corporation, dated as of September 4, 2024 (the “DV Asset Purchase”), and the 2025 Notes are described in the notes to the unaudited pro forma condensed consolidated financial information and principally include the following:

-	Pro forma adjustment to record the pending CSI Acquisition estimated consideration and initial allocation of the purchase consideration;

-	Pro forma adjustment to record the closing of the 2025 Notes needed to close the CSI Acquisition; and

-	Pro forma adjustment to record the effect of amortization and interest associated with the recognition of the CSI Acquisition and the Notes (as defined below).

The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed consolidated financial statements may be materially different from those reflected in the Company’s consolidated financial statements subsequent to the closing of the CSI Acquisition. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or results of operations.

These unaudited pro forma condensed consolidated financial statements also do not include any integration costs the Company may incur related to the CSI Acquisition.

DATAVAULT AI, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2025
(in thousands, except share and per share data)

	DVLT	CSI	Entity Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$171	$723	$13,698	A	$(6,223)	B	$8,369
Accounts receivable	280	454	-		(454)	B	280
Unbilled receivable	-	296	-		83	H	379
Inventories	1,342	103	-		-		1,445
Prepaid expenses and other current assets	900	75	-		(83)	H	892
Total current assets	2,693	1,651	13,698		(6,677)		11,365
Property and equipment, net	98	2,975	-		-		3,073
Intangible assets and goodwill	90,383	-	-		32,824	B	123,207
ROU asset	-	634	-		499	H	1,133
Deposit for business combination	2,000	-	-		(2,000)	B	-
Other assets	499	135	-		(499)	H	135
Total assets	$95,673	$5,395	$13,698		$24,147		$138,913

Liabilities, Convertible Redeemable Preferred Stock and Stockholders’ Equity / (Deficit)
Current Liabilities:
Accounts payable	$2,807	$461	$-		$-		$3,268
Current portion of long term debt	-	958	-		(958)	C	-
Line of credit	-	1,750	-		(1,750)	C	-
Accrued liabilities	1,364	-	-		2,567	H	3,931
Accrued expenses	-	2,902	-		(2,902)	H	-
Customer deposits	-	263	-		224	H	487
Operating lease obligation	-	309	-		111	H	420
Loan from shareholder	-	1,175	-		(1,175)	C	-
Total current liabilities	4,171	7,818	-		(3,883)		8,106
Loan payable, net of current	-	-			15,000	B	15,000
Convertible note payable, net, related party	9,283	-	-		-		9,283
Senior secured 10% original issue discount convertible notes	-	-	13,698	A	-		13,698
Capital lease obligation	-	-	-		-		-
Operating lease obligations, net of current	-	325	-		523	H	848
Warrant liabilities	10	-	-		-		10
Other liabilities	523	-	-		(523)	H	-
Total liabilities	13,987	8,143	13,698		11,117		46,945

Commitments and contingencies

Stockholders’ Equity / (Deficit):
Common stock, par value $0.0001; 300,000,000 shares authorized;66,024,190 and 52,034,060 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	6	-	-		-		6
Additional paid-in capital	389,694	4,160	-		6,122	B, D	399,976
Accumulated deficit	(308,014)	(6,565)	-		6,565	D	(308,014)
Less treasury stock	-	(343)	-		343	D	-
Total stockholders’ equity / (deficit)	81,686	(2,748)	-		13,030		91,968
Total liabilities, convertible preferred stock and stockholders’ equity / (deficit)	$95,673	$5,395	$13,698		$24,147		$138,913

DATAVAULT AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS PROFORMA
For the Three Months Ended March 31, 2025
(in thousands, except share and per share data)
	DVLT	CSI	Pro Forma Adjustments		Pro Forma Combined
Revenue, net	$629	$2,575	$-		$3,204
Cost of revenue	560	2,062	-		2,622
Gross profit (deficit)	69	513	-		582
Operating Expenses:
Research and development	2,361				2,361
Sales and marketing	1,495	252	-		1,747
General and administrative	5,644	422	-		6,066
Depreciation expense and amortization	-	259	821	E	1,080
Total operating expenses	9,500	933	821		11,254
Loss from operations	(9,431)	(420)	(821)		(10,672)

Interest (expense) income, net	(120)	(68)	(530)	F	(718)
Decrease (increase) in fair value of warrant liabilities	17	-	-		17
Other income (expense), net	(29)	1,000	(53)		918
Legal and other expense	-	(53)	53		-
Loss before provision for income taxes	(9,563)	459	(1,351)		(10,455)
Provision for income taxes	-	-	-		-
Net loss	(9,563)	459	(1,351)		(10,455)
Net loss attributable to common stockholders	$(9,563)				$(10,455)
Net loss per common share - basic and diluted	$(0.18)				$(0.16)
Weighted average number of common shares used in computing net loss per common share	53,681,828		10,600,000	G	64,281,828

DATAVAULT AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS PROFORMA
For the Year Ended December 31, 2024
(in thousands, except share and per share data)
	DVLT	CSI	Pro Forma Adjustments		Pro Forma Combined
Revenue, net	$2,674	$11,519	$-		$14,193
Cost of revenue	2,298	8,352	-		10,650
Gross profit (deficit)	376	3,167	-		3,543
Operating Expenses:
Research and development	7,818				7,818
Sales and marketing	3,974	1,078	-		5,052
General and administrative	9,722	1,610	-		11,332
Depreciation expense and amortization	-	1,008	3,282	E	4,290
Total operating expenses	21,514	3,696	3,282		28,492
Loss from operations	(21,138)	(529)	(3,282)		(24,949)

Interest (expense) income, net	(1,272)	(353)	(2,520)	F	(4,145)
Decrease (increase) in fair value of warrant liabilities	(29,120)	-	-		(29,120)
Other income, net	121	1,000	-		1,121
Legal and other expense	-	(276)	-		(276)
Loss before provision for income taxes	(51,409)	(158)	(5,802)		(57,369)
Provision for income taxes	-	-	-		-
Net loss	(51,409)	(158)	(5,802)		(57,369)
Deemed dividend on conversion of Series B preferred for common stock and repurchase of Series B preferred stock	(5,842)				(5,842)
Deemed dividend on issuance of common stock and warrants in connection with amendment to warrants to purchase common stock	(10,475)				(10,475)
Net loss attributable to common stockholders	$(67,726)				$(73,686)
Net loss per common share - basic and diluted	$(16.14)				$(4.98)
Weighted average number of common shares used in computing net loss per common share	4,197,284		10,600,000	G	14,797,284

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The audited annual historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements in accordance with Article 11 of the SEC’s Regulation S-X to give effect to pro forma events that are (1) directly attributable to the CSI Acquisition and the Initial April Notes and Additional Notes and (2) factually supportable and (3) with respect to the pro forma consolidated statements of operations, expected to have a continuing impact on the consolidated results following the closing of the CSI Acquisition and the April 2025 Financing.

The unaudited pro forma consolidated financial statements are based on the Company’s audited historical consolidated financial statements as adjusted to give effect to the CSI Acquisition and the Initial April Notes and the Additional Notes. The unaudited pro forma consolidated balance sheet as of March 31, 20265, gives effect to the CSI Acquisition as of that date. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2025 and the year ended December 31, 2024, give effect to the CSI Acquisition as if it occurred on the beginning of such period.

The allocation of the consideration transferred used in the unaudited pro forma consolidated financial statements is based upon a preliminary valuation by management of the consideration transferred. The final estimate of the fair value of the assets will be determined with the assistance of a third-party valuation firm. The Company’s preliminary estimates and assumptions are subject to material change upon the finalization of internal studies and third-party valuations of assets, which may include intangible assets, and certain liabilities.

The unaudited pro forma consolidated financial statements are provided for informational purposes only and is not necessarily indicative of what the consolidated Company’s financial position and results of operations would have actually been had the CSI Acquisition been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma consolidated financial statements may be materially different from those reflected in the Company’s consolidated financial statements subsequent to the CSI Acquisition. In addition, the unaudited pro forma consolidated financial statements do not purport to project the future financial position or results of operations of the Company.

The unaudited pro forma combined financial information herein has been adjusted to depict the accounting of a business combination for the CSI Acquisition (“Transaction Accounting Adjustments”), which reflect the application of the purchase accounting required by U.S. GAAP and SEC rules and regulations. The unaudited pro forma combined financial information does not present any synergies that are expected to occur.

The CSI Acquisition is expected to be accounted for using the acquisition method of accounting, pursuant to ASC 805, Business Combinations, with the Company considered the accounting and legal acquirer. The unaudited pro forma combined financial information reflects the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates will be determined based on discussions between us and CSI and through due diligence efforts. The detailed valuation studies necessary to arrive at the required estimates of the fair values for the CSI assets acquired and liabilities assumed have not been completed. Significant assets and liabilities that are subject to preparation of valuation studies to determine appropriate fair value adjustments include intangible assets and deferred income tax liability. Changes to the fair values of these assets and liabilities will also result in goodwill recorded from the acquisition, which could be material.

These financial statements also do not include any integration costs the Company may incur related to the CSI Acquisition.

Note 2 — Summary of Significant Accounting Policies

The unaudited pro forma consolidated financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Note 3 — Preliminary Purchase Consideration

On December 19, 2024, the Company entered into the Asset Purchase Agreement with CSI, pursuant to which the Company has agreed to purchase, assume and accept from CSI all of the rights, title and interests in, to and under the transferred assets, including CSI’s customer contracts, trademarks, and other intellectual property. On December 30, 2024, the Company and CSI entered into an amendment to the Asset Purchase Agreement, on February 25, 2025, the Company and CSI entered into a second amendment to the Asset Purchase Agreement, and on March 31, 2025, the Company and CSI entered into a third amendment to the Asset Purchase Agreement. The transaction closed on May 20, 2025.

Pursuant to the CSI Asset Purchase Agreement, as amended, the Company acquired the transferred assets for an aggregate purchase price which shall consist of (i) the exclusivity payment fee of $1,000,000, (ii) the breakup fee of $1,000,000, (iii) an amount in cash equal to $5,000,000, (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted common stock, (v) $5,000,000 payable in the form of the Third Convertible Note, (vi) $5,000,000 payable in the form of the First Convertible Note, (vii) $5,000,000 payable in the form of the Second Convertible Note, (viii) $500,000 for the reimbursement of fees incurred by CSI due to the CSI Acquisition, and (ix) the assumption of the transferred liabilities as they relate to transferred assets. The exclusivity payment fee was non-refundable and was paid to CSI within six business days after the date of the Asset Purchase Agreement. The breakup fee was released from the escrow account on February 27, 2025.

The Company shall also repay the principal amount and all accrued interest under the Third Convertible Note in full, without a penalty, within three (3) business days after the Company raises an additional amount of capital totaling at least $15,000,000, after the Company closed an initial offering or financings resulting in aggregate gross proceeds to the Company of at least $15,000,000, from one or more investors and/or financial institutions.

The following table highlights the components of the preliminary purchase consideration:

Exclusivity fee	$1,000,000
Break-up fee	1,000,000
Cash payment	5,000,000
Common stock	10,282,000
Initial convertible note	5,000,000
1st convertible note	5,000,000
2nd convertible note	5,000,000
Cost reimbursement	500,000
$32,782,000

This preliminary fair value has been used to prepare pro forma adjustments in the pro forma consolidated balance sheet and statements of operations. The preliminary allocation of purchase price has not been performed yet due to the Company not having sufficient time from the announcement of the pending acquisition and will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation will differ materially from the amounts used in the pro forma adjustments. The final allocation may include (1) changes in allocations to intangible assets such as customer lists, trade names, technology and goodwill, and (2) other changes to the estimated lives of the assets (3) assumptions used for financing, and (4) the assumption of any liabilities.

In accordance with the Asset Purchase Agreement the purchase price includes $10.3 million in common stock based on the closing price of the Company’s common stock on May 20, 2025 of $0.97.

Note 4 — Pro Forma Transaction Accounting Adjustments

The pro forma Transaction Accounting Adjustments are based on our preliminary estimates and assumptions that are subject to change. The following Transaction Accounting Adjustments have been reflected in the unaudited pro forma consolidated financial statements:

A. To adjust the cash balance for (i) the closing of the Company’s Initial April Notes and Additional Notes for which the Company received net proceeds of $4.5 million and $9.2 million for the Initial April Notes and the Additional Notes, respectively, after the original issue discount of 10% and fees.

B. To record consideration of (i) $5.0 million cash consideration to be transferred at the closing of the CSI Acquisition, (ii) $1 million exclusivity fee paid in cash on entering into the Asset Purchase Agreement and included in the line item Deposit for business combination, (iii) $1 million break up fee paid in cash on entering into the Asset Purchase Agreement included in the line item Deposit for business combination, (iv) to adjust the issuance of the Notes in the aggregate of $15.0 million and (v) to adjust additional paid in capital for common stock consideration to be issued of 10,600,000 shares using the closing stock price from May 20, 2025 through of $0.97 per share for an aggregate fair value of the common stock of $10.3 million. The resulting combined intangible assets to be recorded is $32.8 million. This pro forma adjustment does not allocate any of the transaction price to goodwill due to the Company not having sufficient time to perform detailed valuation studies of the intangibles acquired. When the detailed valuation studies are performed, we expect the recording of goodwill and therefore the amount allocated to intangible assets will be less.

C. To record the payoff of indebtedness using proceeds from the purchase consideration as outlined in the Asset Purchase Agreement in the current portion of long-term debt for estimated amounts based on March 31, 2025 balances of (i) the term loan of $1.0 million and (ii) a line of credit of $1.8 million in loan payable, net of current for a shareholder loan of $1.2 million.

D. To record (i) the pro forma adjustment to eliminate CSI equity.

E. To record amortization for the year ended December 31, 2024 of acquired intangibles estimated to be $3.3 million for acquired intangibles in the CSI Acquisition for the year ended December 31, 2024. For acquired intangibles in the CSI Acquisition an estimated combined useful life of ten years was used.

To record amortization for the three months ended March 31, 2025 of acquired intangibles estimated to be $821 thousand for acquired intangibles in the CSI Acquisition for the three months ended March 31, 2025. For acquired intangibles in the CSI Acquisition an estimated combined useful life of ten years was used.

F. To record interest for the year ended December 31, 2024 on the Notes issued to CSI of $689 thousand on the issuance of the Third Convertible Note at 10%, the First Convertible Note and Second Convertible Note at 5% to begin accruing 6 months and 9 months, in the case of the First Convertible Note and the Second Convertible Note, respectively, after the closing date of the transaction, and $638 thousand and $1,193 thousand interest on the Initial April Notes and Additional Notes for the year ended December 31, 2024, assuming the transaction took place at the beginning of such period.

To record interest for the three months ended March 31, 2025 on the Notes issued to CSI of $125 thousand on the issuance of the Third Convertible Note at 10%, after the closing date of the transaction, and $154 thousand and $252 thousand interest on the Initial April Notes and Additional Notes for the three months ended March 31, 2025, assuming the transaction took place at the beginning of such period.

G. To record the issuance of 10,600,000 shares of common stock to be issued at closing of the CSI Acquisition.

H. To reclassify (i) ROU assets from the Company’s balance sheet to be in the ROU asset line item, (ii) Accrued expenses from CSI’s balance sheet to Accrued liabilities, (iii) prepaid expenses to unbilled receivables, (iv) operating lease obligation from Accrued liabilities to Operating lease liability, (v) contract liabilities from Accrued liabilities to Customer deposits, and (vi) non-current lease obligation to Operating lease obligation, net of current.